UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2009

ANGELES INCOME PROPERTIES, LTD. II

(Exact name of Registrant as specified in its charter)

            California                0-11767                 95-3793526

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Angeles Income Properties, Ltd. II, a California limited partnership (the “Partnership” or “Registrant”), owns Deer Creek Apartments (the “Property”), a 288-unit apartment complex located in Plainsboro, New Jersey.

As previously disclosed, on August 5, 2009 (the “Effective Date”), the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Lighthouse Property Investments, LLC, a New Jersey limited liability company (the “Purchaser”), to sell the Property to the Purchaser for a total sales price of $27,810,415.

On October 16, 2009, the Partnership and the Purchaser entered into a Third Amendment to the Purchase and Sale Contract (the “Third Amendment”) pursuant to which the closing date was extended from October 19, 2009 to November 18, 2009.  In addition, the parties agreed that if the Purchaser has not received the loan assumption approval on or prior to November 6, 2009, then the Purchaser will have the right to extend the closing date to December 18, 2009, by delivering written notice to the Partnership no later than November 9, 2009 and an additional deposit of $136,250 to the escrow agent no later than November 12, 2009.  If the loan assumption approval is received on or after December 9, 2009, but before December 18, 2009, the closing date will be automatically extended to 10 days after the loan assumption approval is received, but no later than December 28, 2009.

This summary of the terms and conditions of the Third Amendment is qualified in its entirety by reference to the Third Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

    The following exhibit is filed with this report:

10.49       Third Amendment to Purchase and Sale Contract between Angeles Income Properties, Ltd. II, a California limited partnership, and Lighthouse Property Investments, LLC, a New Jersey limited liability company, dated October 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGELES INCOME PROPERTIES, LTD. II

By:  Angeles Realty Corporation II

Managing General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director

Date: October 22, 2009